Exhibit 99.1

McDermott Plans to Separate Into Two Independent Companies: Babcock & Wilcox and J. Ray McDermott

Babcock & Wilcox to be Distributed to Shareholders as a Tax-Free Spin-Off

HOUSTON--(BUSINESS WIRE)--December 7, 2009--McDermott International, Inc. (NYSE:MDR) (“McDermott” or “the Company”) announced today that it plans to separate its operating subsidiaries, The Babcock & Wilcox Company (“B&W”) and J. Ray McDermott, S.A. (“J. Ray”), into two independent, publicly traded companies. The separation is anticipated to be effected through a spin-off of B&W, a transaction that is intended to be tax-free to McDermott shareholders. Following completion of the separation, McDermott intends to be renamed J. Ray McDermott, S.A., and shareholders will own 100 percent of two separate companies: B&W and J. Ray. The transaction is expected to be completed in nine to twelve months.

The separation of B&W and J. Ray into two independent, publicly traded companies is expected to provide numerous benefits for McDermott shareholders, each company and its stakeholders. Selected benefits resulting from the transaction include:

  Each company will be better positioned to accelerate growth based on its distinct corporate strategy, market opportunities, free cash flow and customer relationships;
  More efficient allocation of capital, which would allow each company to develop an independent investment program without the constraints of a holding company structure;
  Distinct publicly traded stock that could be used as currency for future acquisitions;
  Elimination of the risk posed by recent modifications in the rules under the Federal Acquisition Regulations (“FAR”) that limit the U.S. Government’s ability to contract with “inverted” companies and their subsidiaries; and
  Sharpened management focus and strategic vision, and closer alignment of incentives with shareholder value creation.

“The separation of B&W and J. Ray will be a transformational event for McDermott, which we expect to deliver important benefits to our shareholders, as well as the employees of each business,” said John A. Fees, Chief Executive Officer of McDermott. “We believe that as separate, independent, publicly traded entities, B&W and J. Ray will benefit from enhanced management focus, more efficient capital allocation and greater operational and strategic flexibility. Given that McDermott has historically operated each business independently under the B&W and J. Ray franchises, including separate external credit facilities, we believe this should be viewed as a seamless transition for our customers and employees.”

Mr. Fees continued, “Both B&W and J. Ray have made great strides in recent years. As the performance of each business has improved, the attractiveness of their respective prospects and the magnitude of their opportunities have become more evident. In light of recent changes in the rules under the FAR, our Board of Directors, together with its independent financial and legal advisors, engaged in a fresh, comprehensive review of the Company and its businesses, focusing on the best way for B&W to continue serving the U.S. Government’s defense and nuclear operations objectives, while enhancing long-term value for McDermott’s shareholders. We believe B&W and J. Ray are well-positioned to operate as well-capitalized, independent public companies and that the separation is the best way to achieve the objectives of our shareholders as well as the B&W and J. Ray businesses.”

Creating Two Focused, Pure-Play Companies

Upon completion of the transaction, McDermott shareholders will hold shares of two standalone, highly focused, publicly traded companies:

The Babcock & Wilcox Company

B&W is a leading technology innovator in power generation and a specialty manufacturer of nuclear components with a rich legacy spanning over 140 years. B&W designs, engineers, manufactures, and constructs power generation systems, primarily for large utility and industrial customers, as well as related aftermarket parts, services and environmental control systems. For its largest customer, the U.S. Government, B&W supplies nuclear components for defense programs and manages and operates nuclear facilities and environmental management sites. Between 2006 and 2008, B&W generated an average of over $3 billion in annual revenues, with approximately $350 million in average annual operating income. B&W, including its joint venture companies, employs over 15,000 people worldwide.

B&W plans to establish new corporate headquarters in Charlotte, North Carolina, in the near future, and no significant impact is expected in its operational locations as a result of the separation. B&W will remain incorporated in Delaware. Brandon C. Bethards will continue to serve as B&W’s President and Chief Executive Officer and will join B&W’s Board of Directors upon completion of the transaction. Mr. Bethards joined B&W in 1974, and has held positions of increasing responsibility within the power industry, leading to his current appointment in November 2008. In addition, John Fees will join Mr. Bethards on the Board of Directors of B&W and will play an integral role in establishing B&W as a publicly traded company. B&W expects to list its shares on the New York Stock Exchange.

J. Ray McDermott, S.A.

J. Ray is a leading engineering, construction and installation company focused on the offshore upstream oil and gas market. J. Ray provides front-end design and detailed engineering, construction and installation of offshore production facilities, pipelines and subsea systems. J. Ray’s customers include national and major oil and gas companies worldwide, and the company has a significant presence in the Americas, Asia-Pacific, Caspian and Middle East markets. Between 2006 and 2008, J. Ray generated an average of $2.4 billion in annual revenues with approximately $245 million in average annual operating income. J. Ray employs approximately 16,000 people worldwide.

J. Ray’s principal executive offices will remain in Houston, Texas. J. Ray will be led by Stephen M. Johnson as President and Chief Executive Officer and he will assume this role at year-end in connection with the previously announced retirement of Robert A. Deason,

J. Ray’s current President and Chief Executive Officer. Mr. Johnson currently serves as President and Chief Operating Officer of McDermott and has over 35 years of experience in the engineering and construction industry. He will join J. Ray’s Board of Directors upon completion of the separation. J. Ray will retain the McDermott “MDR” listing on the New York Stock Exchange.

Management

McDermott’s existing corporate management team, including John Fees and Michael S. Taff, Chief Financial Officer, will continue to lead the Company until the separation is completed.

Mr. Fees concluded, “We are confident that the management teams of B&W and J. Ray have the experience to lead these two businesses as separate, public companies and create value for their respective shareholders, employees, customers and other stakeholders. Finally, the Board of Directors and I wish to express our gratitude to our talented and dedicated employees, who will be instrumental to the future success of B&W and J. Ray.”

Financial Overview

At September 30, 2009, McDermott reported cash, cash equivalents and investments totaling approximately $1.1 billion, virtually no funded long-term debt, shareholders’ equity in excess of $1.7 billion and total assets of $4.7 billion. In addition, McDermott’s subsidiaries had credit facilities totaling $1.3 billion. McDermott believes that following the separation, each resulting company will have substantial liquidity, ample access to capital and a strong balance sheet. Both companies are expected to be well capitalized, providing the financial flexibility to take advantage of future growth opportunities.

Completing the Spin-Off

The proposed tax-free spin-off will be accomplished through a pro rata distribution to McDermott shareholders. Completion of the spin-off is subject to a number of conditions, including final approval by McDermott’s Board of Directors, confirmation of the tax-free nature of the transaction, as well as effectiveness of a Form 10 registration statement to be filed with the U.S. Securities and Exchange Commission (“SEC”). The Form 10 will include detailed information about B&W, the spin-off and related matters. McDermott will distribute an information statement to shareholders following completion of the SEC’s review of the Form 10. Approval by the McDermott shareholders is not required for completion of the spin-off.

Advisors

Morgan Stanley & Co. is serving as financial advisor and Baker Botts LLP is serving as legal counsel to McDermott. Goldman, Sachs & Co. is serving as financial advisor and Wachtell, Lipton, Rosen & Katz is serving as legal counsel to the McDermott Board of Directors.

Conference Call to Discuss Separation

Date: Monday, December 7, 2009, at 8:30 a.m. EST (7:30 a.m. CST)
Dial in: (800) 299.7098 (U.S.); (617) 801.9715 (International)
Passcode: 35502183
Live Webcast: Investor Relations section of Web site at www.mcdermott.com
Replay: Available for two weeks in the investor relations section of www.mcdermott.com

NOTE: To access an investor presentation related to the transaction, please visit the Investor Relations section of McDermott’s Web site at www.mcdermott.com

About McDermott

McDermott is an engineering and construction company, with specialty manufacturing and service capabilities, focused on energy infrastructure. McDermott’s customers are predominantly utilities and other power generators, major and national oil companies, and the United States Government. With its global operations, McDermott operates in over 20 countries with more than 25,000 employees.

Forward Looking Statements

In accordance with the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended, McDermott cautions that statements in this press release, which are forward-looking and provide other than historical information, involve risks and uncertainties that may impact the Company’s actual results of operations or may otherwise be material. These forward-looking statements include statements about the manner, timing, tax-free nature and expected benefits associated with separating McDermott’s principal operating subsidiaries, as well as the anticipated management teams of the separated companies and their experience to lead the two companies and create value for their respective shareholders and the impact of pending regulations on their respective businesses. Although we believe that the expectations reflected in those forward-looking statements are reasonable, we can give no assurance that those expectations will prove to have been correct. Those statements are made by using various underlying assumptions and are subject to numerous uncertainties and risks, including the risk that the proposed separation may not be completed as anticipated or at all, delays or other difficulties in completing the separation, disruptions experienced with customers and suppliers, the inability of either J. Ray or B&W to successfully operate independently and the inability to retain key personnel. If one or more of these risks materialize, or if underlying assumptions prove incorrect, actual results may vary materially from those expected, projected or implied. For a more complete discussion of these and other risk factors, please see McDermott’s annual and quarterly filings with the Securities and Exchange Commission, including its annual report on Form 10-K and quarterly reports on Forms 10-Q. This news release reflects management's views as of December 7, 2009. Except to the extent required by applicable law, McDermott undertakes no obligation to update or revise any forward-looking statement.

CONTACT:
McDermott Investor Relations & Corporate Communications
Jay Roueche, 281-870-5462
Vice President
jroueche@mcdermott.com
or
Robby Bellamy, 281-870-5165
Director
rbellamy@mcdermott.com